Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Rudijanto Azali, President and Chief Executive Officer of WorldStar Energy, Corp., and Michael Kinley, Chief Financial Officer of WorldStar Energy, Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of WorldStar Energy Corp. for the year ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of WorldStar Energy Corp.

Date: September 22, 2011

By:	/s/ Rudijanto Azali
Rudijanto Azali
President and Chief Executive Officer

By:	/s/ Michael Kinley
Michael Kinley
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.